                                                                    EXHIBIT 10.3


[LOGO OF UUNET]              UUNET Technologies, Inc.    +1 800 258-4039(voice)
                             3060 Williams Drive         +1 703 206-5629 (voice)
                             Fairfax, VA 22031           +1 703 206-5601(fax)
                             http://www.uu.net           web-sales@uu.net

                             UUNET is a registered trademark of, and the UUNET logo design and The Internet at Work are trademarks of, UUNET Technologies, Inc.


                     UUNET Co-Location Services Agreement

Facility Location (Choose One)                      [X] Fairfax, VA                           [ ] San Jose, CA
------------------------------
Equipment Space Options
 UUNET offers three types of equipment spaces.      (Minimum three month Term Commitment.)
 Number of Cabinets Desired                         Equipment Space Options/1/                Monthly Fee Per Cabinet
------------------------------------------------    --------------------------------------    -----------------------
[X]          1                                      Half Cabinet                              $ [*]
----------------------------
[ ]                                                 Standard Cabinet                          $ [*]
----------------------------
[ ]                                                 Large Cabinet                             $ [*]
----------------------------

[ ] Install Expedite Fee:  [*] (for install requests with less than two weeks
    --------------------
notice from date of request)/2/

On-Site Support/3/ and Installation Options
----------------------------------------
On-Site Technical Support and Installation Services
All Co-location customers receive On-Site Technical Support that consists of basic operational functions and diagnostic and selected equipment repair activities for select hardware models. On-Site Technical Support activities and procedures are described at http://www.uu.net/terms/hosting/colotech.html./4/ Customer may elect to have UUNET perform equipment installation by selecting this option on the Co-location Configuration Form. The first two hours of On-Site Technical Support per month are provided at no charge. Additional On-Site Technical Support is billed at [*]. On-Site Technical Support calls are billed in 15 minute increments, with a minimum call of 15 minutes.

Internet Connectivity Options (Choose One)
------------------------------------------
  UUNET offers the following flexible Internet connectivity options. Connectivity is provided via a 100 Mbps Fast Ethernet Hand-off.
  [ ] Tiered Service
      --------------
  Tiered services provides a specific amount of bandwidth to Customer's Space. Customer has unlimited use of this Internet bandwidth stream at a fixed monthly cost, but cannot exceed the specified bandwidth tier. Customer may increase the bandwidth tier at any time during the term of the contract, but must remain at that tier for at least one calendar month. After the first month at the new tier, Customer may decrease the bandwidth tier, but never below the tier for which Customer initially contracted.

  One-time Start-Up Fee    $ [*]

             Bandwidth Tier               Monthly Fee  Bandwidth Tier  Monthly Fee  Bandwidth Tier  Monthly Fee
----------------------------------------  -----------  --------------  -----------  --------------  -----------
              [ ] 1.5 Mbps                   $ [*]       [ ] 15 Mbps       $ [*]      [ ] 40 Mbps      $ [*]
              [ ] 3 Mbps                     $ [*]       [ ] 20 Mbps       $ [*]      [ ] 45 Mbps      $ [*]
              [ ] 5 Mbps                     $ [*]       [ ] 25 Mbps       $ [*]      [ ] 50 Mbps      $ [*]
              [ ] 8 Mbps                     $ [*]       [ ] 30 Mbps       $ [*]      [ ] 60 Mbps      $ [*]
              [ ] 10 Mbps                    $ [*]       [ ] 35 Mbps       $ [*]      [ ] 75 Mbps      $ [*]
                                                                                      [ ] 100 Mbps     $ [*]

 Burstable Service
 -----------------
 Burstable Service provides unlimited use of a 10 Mbps, 45 Mbps, or 100 Mbps Internet connection. The monthly rate is based on Customer's sustained usage of this connection. Sustained usage is defined at the 96th percentile measurement of all bandwidth usage samples taken during the month.

     [X] 10 Mbps Burstable Services          [ ] 45 Mbps Burstable                 [ ] 100 Mbps Burstable Service
     One-time Start-Up Fee:  [*]             One-time Start-up Fee:  [*]           One-time Start-up Fee:  [*]

Sustained Usage                            Monthly Fee   Sustained Usage    Monthly Fee   Sustained Usage     Monthly Fee
-----------------------------------------  -----------   ----------------   -----------   -----------------   -----------
0.0 - 2.0 Mbps                             $ [*]         0.0 - 6.0 Mbps     [*]           0.0 - 20.0 Mbps     $ [*]
2.1 - 4.0 Mbps                             $ [*]         8.1 - 10.0 Mbps    [*]           20.1 - 30.0 Mbps    $ [*]
4.1 - 6.0 Mbps                             $ [*]         10.1 - 15.0 Mbps   [*]           30.1 - 45.0 Mbps    $ [*]
6.1 - 10.0 Mbps                            $ [*]         15.1 - 20.0 Mbps   [*]           45.1 - 60.0 Mbps    $ [*]
                                           $ [*]         20.1 - 30.0 Mbps   [*]           60.1 - 100.0 Mbps   $ [*]
                                                         30.1 - 45.0 Mbps   [*]                               $ [*]

Cross-Connect Fee: Customer may provision network connectivity for "out-of-band" access. UUNET will charge a cross-connect fee for each out-of-band circuit that connects to Customer's cabinet./5/

                                                        Monthly Fee                      Start-up Charge
                                                        -----------                      ---------------
Total Number of Cross Connects Required ______              [*]                                [*]

Term Commitment:  [ ] 1-year Term (5% discount)    [ ] 2-year Term (10% discount)    [ ] 3-year Term (15% discount)
---------------
Payment:  If purchase order is required, provide PO# ________________
-------
Billing Preferences:  [ ] Bill my existing UUNET account number: ________________        [ ] Bill to a new account: _______________
-------------------

                          PLEASE SIGN THIS AGREEMENT.

                    Targeted install date of August 2, 1999

________________________
/1/ Customer must purchase a minimum Bandwidth Tier of 1.5 Mbps for each Cabinet.

/2/ Expedited install cannot be guaranteed. If UUNET fails to make the Space available within two weeks of Customer's request, Customer's sole and exclusive remedy shall be to receive a full refund of the Install Expedite Fee.

/3/ Includes Domain Name Service (DNS) for one domain name. A Fee [*] will be charged for each additional DNS provided by UUNET.

/4/ UUNET reserves the right to change On-Site Technical Support procedures upon posting of the procedural change to the URL or other notice to Customer.

/5/ UUNET assumes no responsibility for monitoring, maintenance or repair of out-of-band circuits.

                            "THE INTERNET AT WORK"

[*] Information omitted and filed separately with the SEC pursuant to request for confidential treatment under rule 246-2 under the Securities Exchange Act of 1934, as amended.

                   Co-Location GENERAL Terms and Conditions

UUNET Technologies, Inc. ("UUNET") and Customer agree to the following terms and conditions as part of the Co-Location Services Agreement (the "Agreement"):

1. SERVICE. The cover page of this Agreement ("Cover Page") identifies the physical location ("Facility") of the Equipment storage space to be made available to Customer hereunder (the "Space"), and sets forth a description of the services and Internet connectivity (the "Services") to be provided in connection with the Space and all equipment installed in the Space (the "Equipment").

2. CONTRACTORS. Customer acknowledges that certain installation, technical support, and consulting service may be provided by an unaffiliated third party contractor ("Contractor") to UUNET. Customer hereby authorizes UUNET to provide Contractor all Customer location, Equipment and contact information necessary to provide such services. In addition, MCI WORLDCOM, Inc. or its affiliates or subcontractors may perform some or all of UUNET's duties and/or obligations hereunder.

3.   PAYMENT.

     3.1 UUNET will invoice the Start-Up Charge on the Cover Page upon execution and delivery of this Agreement. Monthly Fees for Services and Space will commence when UUNET is prepared to provide Customer with Internet Connectivity to the Equipment. UUNET will invoice Monthly Fees monthly is arrears. UUNET reserves the right to change the rates for Services and Space provided under this Agreement at any time after the Initial Term or any subsequent term by providing written notice to Customer at least 60 days in advance of the effective date of the change. In the event of early cancellation during the Term Commitment, Customer will be required to pay 75% of the Monthly Fee for the Space and the Customer's then-current bandwidth tier for each month remaining in the Term.

     3.2 Payment is due 30 days after the date of invoice. Accounts are in default if payment is not received within 30 days after date of invoice. If Customer's check is returned to UUNET unpaid, Customer shall be immediately in default and subject to a returned check charge of $25.00 from UUNET. UUNET reserves the right to terminate Customer's use of Space and the Services on any account unpaid 60 days after the date of invoice and, in the event of such unpaid account, terminate any other service provided by UUNET to Customer, or prohibit removal of Equipment from the Facility pending payment of all amounts owed o UUNET by Customer. The Monthly Fee for Space shall continue to accrue until Customer's Equipment is removed from the Space by Customer. An account in default is subject to an interest charge on the outstanding balance of the lesser of 1.5% per month or the highest rate permitted by applicable law. Customer agrees to pay UUNET's reasonable expenses, including attorneys' and collection agency fees, incurred in enforcing its rights under this Agreement. Prices are exclusive of any taxes which may be levied or assessed upon the Equipment or services provided hereunder. Any such taxes shall be paid by Customer. If Customer is exempt from otherwise applicable taxes, Customer must submit its tax identification number and exemption certificate at the same time it submits this Agreement.

4.   USE OF SERVICES.

     4.1 UUNET exercises no control over, and accepts no responsibility for, the content of the information passing through UUNET's host computers, network hubs and points of presence (the "UUNET Network"). All use of the UUNET Network and the Services must comply with the then-current version of the UUNET Acceptable Use Policy ("Policy") which is made a part of this Agreement and is available at the following URL www.uu.net/usepolicy. UUNET reserves the right to amend the policy from time to time, effective upon posting of the revised Policy at the URL or other notices to Customer. UUNET reserves the right to suspend the Services or terminate this Agreement effective upon notice for a violation of the Policy. Customer agrees to indemnify and hold harmless UUNET from any losses, damages, costs or expenses resulting from any third party claim or allegation ("Claim") arising out of or relating to use of the Space or Services, including any Claim which, if true, would constitute a violation of the Policy.

     4.2 Customer, and not UUNET, has exclusive control over the content residing on Customer's server(s). Customer acknowledges that UUNET does not have access to the content residing on the server and is unable to exercise editorial or any other control over any and all content placed on the Customer's server(s).

     4.3 UUNET will contact Customer to schedule an installation planning call. During that installation planning call, UUNET and Customer will schedule a mutually agreeable installation date, which will be no later than 60 days after the date of this Agreement is signed. UUNET reserves the right to cancel this Agreement if Customer is not using the service within 60 days of the date of this Agreement is signed.

     4.4 Networks assigned from a UUNET net-block are non-portable. Network space allocated by UUNET must be returned to UUNET in the event Customer discontinues service.

5.   PERMISSIBLE USE OF SPACE.

     5.1 Customer may use the Space only for the purposes of installing, maintaining, and operating the Equipment. Access to the Facility is restricted to Customer's employees and agents. Customer will furnish to UUNET, and keep current a written list identifying a maximum of five individuals authorized to obtain entry to the Facility and access the Space. Customer agrees that no individual it authorizes to enter the Facility will have been convicted of a felony. Customer assumes responsibility for all acts or omissions of the individuals included on this list or authorized by Customer to enter the Facility, and agrees to indemnify and hold UUNET harmless from any Claim arising from the acts or omissions of these individuals. Customer's employees and agents will comply with all applicable laws and ordinances; with the standards and practices of the telecommunications industry; and with all UUNET or Facility security procedures, Facility rules, and safety practices. UUNET may revoke the entry privileges of any person who fails to comply with this Agreement, who is disorderly, or who UUNET reasonably suspects will violate this Agreement.

     5.2 UUNET and its designees may observe the work activities of Customer's employees and agents in the Facility and may inspect at any time the Equipment brought into the Space. Customer's employees and agents shall not use any products, tools, materials, or methods that, in UUNET's reasonable judgment, might harm, endanger, or interfere with the Services, the Facility, or the personal or property of UUNET, its vendors or its other customers, UUNET reserves the right to take any reasonable action to prevent such potential harm.

     5.3 UUNET will perform certain services which support the overall operation of the Facility, (e.g., janitorial services, environmental systems, maintenance) at no additional charge to Customer. Customer shall be required to maintain the Space in an orderly manner and shall be responsible for the prompt removal from the facility of all trash, packing materials, cartons, etc. that all Customer's employees or agents brought to or had delivered to the Facility.

     5.4 Customer may not make available space within the Space to any third party. If Customer makes space available to a third party, Customer shall be in breach of this Agreement and UUNET may pursue any legal or equitable remedy, including but not limited to the immediate termination of this Agreement.

     5.5 Upon termination of this Agreement, Customer is responsible for arranging prompt removal of its Equipment from the Facility at Customer's sole risk and expense.

6.   CONDUCT IN FACILITY

     6.1 Customer will maintain and operate the Equipment in a safe manner, and keep the Space in good order and condition. No employees or agents of Customer will harm or allow any attempt to breach the security of the Facility, the Services, or any third party system or network at the Facility or accessed by means of the Services.

     6.2 Customer agrees to use the common areas of the Facility for the purposes for which they are intended and abide by any rules governing such common areas. Such rules include, but are not limited to, a prohibition against smoking in the Facility.

     6.3 Customer's employees and agents are prohibited from bringing any of the following materials into the Facility: wet cell batteries, explosives flammable liquids or gases, alcohol, controlled substances, weapons, cameras tape recorders, and similar equipment and materials.

     6.4 Customer agrees not to alter, tamper with, adjust, or repair any equipment or property not belonging to Customer, and agrees not to erect signs or devices on the exterior of the storage cabinet or to make any construction changes or material alterations to the Space or the interior or external portions of the Facility devices on the exterior of the storage cabinet or to make any construction changes or material alterations to the Space or the interior or external portions of the Facility.

7.   EQUIPMENT DEPLOYMENT.

     7.1 Customer will furnish to UUNET, and keep current, an Equipment List (attached as Attachment A) identifying all Equipment installed in the Space UUNET reserves the right to verify installation of the Equipment on the Equipment List. All Equipment must fit within the Space unless agreed to by UUNET in an addendum to this Agreement. Customer agrees that power consumption will not exceed 20 amps 110 VAC per storage cabinet and that all Equipment is UL approved. Cabling used by Customer must meet national electrical and fire standards. Customer will be allowed to remove from the Facility only that Equipment listed on the then current version of Customer's Equipment List.

     7.2 UUNET reserves the right to relocate Equipment within the Facility or to move Equipment to another facility with at least 45 days' written notice. Equipment moved or relocated at UUNET's initiative will be at UUNET's expense. Every commercially reasonable effort will be made to minimize downtime and service interruption if Equipment is moved or relocated. If Customer objects to the location of the new Facility, Customer may terminate this Agreement without penalty within sixty days of receiving notice of the new Facility's location.

     7.3 Customer agrees to immediately remove or render noninfringing, at Customer's expense, any Equipment alleged to infringe any patent, trademark, copy right, or other intellectual property right.

     7.4 If UUNET negligently or willfully damages any Equipment, UUNET will repair or replace the damaged item or, at UUNET's option, will reimburse Customer for the reasonable cost or repair or replacement. THIS SHALL BE CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY DAMAGE TO EQUIPMENT CAUSED BY OR ATTRIBUTABLE TO UUNET, ITS EMPLOYEES, OR AGENTS.

8. ASSIGNMENT. Neither party transfer any of its right or obligations under this Agreement without the express, prior written consent of the other party; provided, that wither party may assign or transfer this Agreement of any affiliate of such party upon advance written notice to the other party. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

9. INDEMNITY. Customer agrees to indemnify UUNET against actions by any person claiming an ownership or possessory interest, lien, trust, pledge, or security interest in any Equipment, including without limitation any attempt by such third party to take possession of the Equipment.

10.  INSURANCE.

     10.1 Customer agrees to maintain, at Customer's expense, during the entire time this Agreement is in effect for each Space:

           10.1.1 Commercial General Liability Insurance in an amount not less than Two Million dollars ($2,000,000) per occurrence for bodily injury, personal injury and property damage;

           10.1.2 Employer's Liability Insurance n an amount not less than One Million dollars ($1,000,000) per occurrence; and

           10.1.3 Workers' compensation Insurance in an amount not less than that prescribed by statutory limits.

           10.1.4 Commercial Automobile Liability Insurance applicable to bodily injury and property damage, covering owned, non-owned, leased and hired vehicles, in an amount not less than $1,000,000 per accident.

           10.1.5 Umbrella or Excess Liability Insurance with a combined single limit of no less than $1,000,000 to apply over Commercial General Liability, Employee's Liability, and Automobile Liability Insurance.

     10.2 Prior to taking occupancy of the Space, Customer shall furnish UUNET with certificates of insurance which evidence the minimum levels of insurance set forth herein and which name UUNET as an additional insured. The Commercial General liability insurance shall contain the "Amendment of the Pollution Exclusion" endorsement for damage caused by heat, smoke or fumes form a hostile fire. In the event the Facility's landlord, pursuant to a lease relevant to a particular Space, requires additional insurance, Customer hereby agrees to comply with the landlord's requirements under this lease, as the lease may be modified form time to time.

     10.3 None of UUNET, UUNET's subsidiaries, parent companies, or affiliates shall insure to be responsible for any loss or damage to property of any kind owned or leased by Customer or by its employees and agents other than losses or damages resulting from negligence or willful acts of such parties. Any insurance policy covering the Equipment against loss or physical damage shall provide that underwriters have given their permission to waive their rights of subrogation against UUNET, UUNET subsidiaries, affiliates, the Facility landlord, and their respective directors, officers, and employees.

     10.4 Customer will insure or self-insure against claims involving Customer's employees and agents. Customer agrees to release and indemnify UUNET against claims by any of Customer's employees and agents arising from dismissal, suspension, or termination of work, or from denial of entry to the Facility: and claim by an person arising from Customer's nonpayment for the Space or the Services.

11. SERVICE LEVEL AGREEMENT. The Service Level Agreement ("SLA") for this service, which is made a part of this Agreement, is set forth at http://www.uunet/terms/hosting/colosia.html and applies only to Customers agreeing to a Term Commitment of at least one year. UUNET reserves the right to amend the SLA from time to time effective upon posting of the revised SLA to the URL or other notice to Customer; provided, that in the event of any amendment resulting in an a material reduction of the SLA's service levels or credits. Customer may terminate this Agreement without penalty by providing UUNET written notice of termination during the 30 days following notice of such amendment. The SLA gets forth Customer's sole remedies for any claim relating to this services or the UUNET Network, including any failure to meet any guarantee set forth in the SLA. UUNET's records and data shall be the basis for all SLA calculations and determinations. Notwithstanding anything to the contrary, the maximum amount of credit in any calendar month under the SLA shall not exceed the Monthly Fee and/or Start-up Charge which, absent the credit, would have been charged for UUNET service that month.

12. CONSEQUENTIAL DAMAGE WAIVER AND LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENT, PUNITIVE OR CONSEQUENTIAL DAMAGES THAT RESULT FORM CUSTOMER'S OR CUSTOMER'S USERS' USE OF THE UUNET NETWORK, AND THE SERVICE INCLUDING WITHOUT LIMITATION, ANY SUCH DAMAGES FOR LOSS OF DATA RESULTING FORM DELAYS, NON-DELIVERIES, MISDELIVERIES OR SERVICE INTERRUPTIONS.

13. NO WARRANTY. UUNET PROVIDES THE SPACE AND THE SERVICES AS IS. IN CONNECTION WITH THE SERVICES. UUNET (A) MAKES NO WARRANTIES WHETHER EXPRESS OR IMPLIED, AND (B) DISCLAIMS ANY WARRANTY OF TITLE, MERCHANTABILITY, NONINGRINEMENT AND FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE IN THE EVENT THAT UUNET PROVIDES CUSTOMER WITH PRODUCTS IN CONJUNCTION WITH THE SERVICES, FOR EXAMPLE THIRD PARTY SOFTWARE PRODUCTS, UUNET ALSO PROVIDES SUCH PRODUCTS AS IS WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED. UUNET SHALL HAVE NO LIABILITY FOR FAILURE OF ANY PRODUCT OR SERVICE IT PROVIDES, UUNET DOES NOT MONITOR OR EXERCISE CONTROL OVER THE CONTENT OF THE INFORMATION RESIDING ON CUSTOMER'S OWN RISK. UUNET SPECIFICALLY DENIES ANY RESPONSIBILITY FOR THE ACCURACY OR QUALITY OF INFORMATION OBTAINED THROUGH ITS SERVICES.

14. NO ESTATE OR PROPERTY INTEREST. Customer acknowledges that it has been granted only a license to occupy the Space and that it has not been granted any real property interests in the Space of the Facility. Payments by Customer under this Agreement do not create or vest in Customer (or in any other person) any leasehold estate, easement, ownership interest, or other property right or interest of any nature in any part of the Facility. The parties intend that Equipment whether or not physically affixed to the Facility, shall not be construed to be fixtures. Customer (or the lessor of the Equipment, if applicable) will report the Equipment as its personal property wherever required by applicable laws, and will pay all taxes levied upon such Equipment.

15. FORCE MAJEURE. Neither party shall be liable of any delay or failure in performance due to Force Majeure, which shall include without limitation, acts of God, earthquake, labor disputes, riots, war, fire, epidemics, acts or omissions of vendors or suppliers, equipment failures, transportation difficulties, or other events which are beyond it reasonable control.

16.  DAMAGE TO THE SPACE.

     16.1 If the Space is damaged due to a Force Majeure event, UUNET shall give prompt notice to Customer of such damage, and may temporarily relocate Equipment to new Space or a new Facility, if practicable. If the Facility's landlord or UUNET exercises an option to terminate a particular lease due to damage or destruction of the Space, or if UUNET decides not to rebuild the Space, this Agreement shall terminate as of the date of the damage. Monthly Fees for Space and Services shall proportionately abate for the perfect form the date of such damage.

     16.2 If neither the landlord of the Facility no UUNET exercises the right to terminate, UUNET shall repair the particular Space to substantially the same condition it was in prior to the damage, completing the same with reasonable speed. In the event that UUNET shall fail to complete the repair within a reasonable time period. Customer shall have the option to terminate this Agreement with respect to the affected Space, which option shall be the sole remedy available to Customer against UUNET under this Agreement relating to such failure. If the Space or any portion thereof shall be rendered untenable by reason of such damage , the Monthly Fee for Space and Services shall proportionately abate for the period from the date of such damage to the date when such damage shall have been repaired.

17. PUBLICITY. Neither party may use the other party's name, trademarks, tradenames or other proprietary identifying symbols without the prior written approval of the other party.

18. CONFIDENTIALITY. Each party's confidential or proprietary information disclosed hereunder ("Confidential Information") shall be held confidential by the receiving party. UUNET's performance under this Agreement, the quality of UUNET Network performance, and any data provided by UUNET to Customer regarding performance of the UUNET Network shall be deemed UUNET Confidential Information. Neither party shall disclose the other party's Confidential Information to third parties without he other party's written consent, except as permitted pursuant to this Section. Each party shall disseminate the other party's Confidential Information among its employees only on a need-to-know basis and shall use such Confidential Information, and shall notify the other party contemporaneously of such disclosure . UUNET in its discretion, may terminate this Agreement for cause upon ten days' notice and without penalty in the event of any breach by Customer of this Section.

19.  AGREEMENT SCOPE.

     19.1 This Agreement shall be governed by and constructed in accordance with the laws of the Commonwealth of Virginia, irrespective of its choice of law principles. any action arising hereunder shall be brought in either the state or federal courts for the county of Fairfax, Virginia, and each of the parties shall submit itself to the jurisdiction of such courts for purposes of any action and waives any rights to removal and change of venue. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercises of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

     19.2 This Agreement, including any Attachments hereto, sets forth the entire agreement between UUNET and Customer with respect to the subject matter within and supersedes all previous representations, understanding or agreements and shall, prevail notwithstanding any variance with terms and conditions of any order submitted. Acceptance of this Agreement by UUNET may be subject, in UUNET's sole discretion, to completion of a satisfactory credit check with respect to Customer.


AGREED AND ACCEPTED BY CUSTOMER:

Signature:  /s/ Edwin Molina         Customer Name:  USA VIDEO INTERACTIVE CORP.
            ----------------                         ---------------------------

Printed Name:  Edwin Molina          Customer Address:  70 ESSEX ST.
               -------------                            ------------------------

Title:  President                                       MYSTIC, CT
        --------------------                            ------------------------

Date:  6/3/99                                                       06355
       ---------------------                            ------------------------

                                  Attachment A
                            Customer Equipment List*

Customer Name:      USA VIDEO INTERACTIVE CORP.
                    ---------------------------


                                          Dimensions             Number
Manufacturer     Model #/Type     (height x width x length)     Installed
------------     ------------     -------------------------     ---------

USA NT/UNIX      VOD2000          10.5" x 19" x 24"             1
------------     ------------     -------------------------     ---------

------------     ------------     -------------------------     ---------

------------     ------------     -------------------------     ---------

------------     ------------     -------------------------     ---------

------------     ------------     -------------------------     ---------

------------     ------------     -------------------------     ---------

------------     ------------     -------------------------     ---------

------------     ------------     -------------------------     ---------

------------     ------------     -------------------------     ---------

------------     ------------     -------------------------     ---------

------------     ------------     -------------------------     ---------



* Customer will furnish to UUNET, and keep current , a list of all Equipment installed in the Space. This Equipment List is part of the Co-Location Services Agreement. UUNET reserves the right to verify installation of the Equipment identified on this list. All Equipment must fit within the Equipment storage cabinet or storage shelf provide. Customer agrees that power commitments will not exceed 20 amps 110 VAC per storage cabinet and that the Equipment is UL approved. Cabling used by Customer must meet national electrical and fire standards. Customer will provide to UUNET an updated Equipment List within five business days whenever the Equipment on this list changes.